                                                                  EXHIBIT 8(iv)

                             AMENDMENT NUMBER 1 TO
                            PARTICIPATION AGREEMENT
                    AMONG VAN KAMPEN LIFE INVESTMENT TRUST,
                             VAN KAMPEN FUNDS INC.,
                     VAN KAMPEN ASSET MANAGEMENT INC., AND
                   AMERICAN GENERAL ANNUITY INSURANCE COMPANY

         This Amendment No. 1 ("Amendment No. 1") executed as of the 1st day of August, 1999 to the Participation Agreement dated as of February 25, 1999 (the "Agreement"), among Van Kampen Life Investment Trust (the "Fund"), Van Kampen Funds Inc., Van Kampen Asset Management Inc., and American General Annuity Insurance Company (the "Company").

         WHEREAS, the parties desire to amend the Agreement to (i) add to Schedule A of the Agreement the Contract of the Company relating to the Company's The One Multi-Manager Annuity policies, Form No. VA124-99R (the "Contract"), as well as technical amendments and (ii) add to Schedule B of the Agreement the Emerging Growth portfolio of the Fund.

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                 1. Schedule A to the Agreement, a revised copy of which is attached hereto, is hereby amended to add the Contract.

                 2. Schedule B to the Agreement, a revised copy of which is attached hereto, is hereby amended to add the Emerging Growth portfolio of the Fund.

                 3. Except as amended hereby, the Agreement is hereby ratified and confirmed in all respects.

         IN WITNESS WHEREOF, the parties hereto execute this Amendment No. 1 as of the date first written above.


AMERICAN GENERAL ANNUITY INSURANCE
  COMPANY
on behalf of itself and each of its Accounts named in Schedule A to the Agreement, as amended from time to time


By:
    ------------------------------------



VAN KAMPEN LIFE INVESTMENT TRUST


By:
    ------------------------------------
    Dennis J. McDonnell
    Executive Vice President



VAN KAMPEN FUNDS INC.


By:
    ------------------------------------
    Patrick J. Woelfel
    Senior Vice President



VAN KAMPEN ASSET MANAGEMENT INC.


By:
    ------------------------------------
    Dennis J. McDonnell
    President

                                   SCHEDULE A

                        SEPARATE ACCOUNTS AND CONTRACTS


Name of Separate Account and                                Form Numbers and Names of Contracts
Date Established by Board of Directors                      Funded by Separate Account
--------------------------------------                      -----------------------------------

A.G. Separate Account A                                     Contract Form Nos.:
Established: November 9, 1994                               -------------------
                                                            VA 123-98
                                                            VA 61-94
                                                            VA 124-99R

                                                            Name of Contract:
                                                            -----------------
                                                            ElitePlus Bonus
                                                            ElitePlus Value
                                                            The One Multi-Manager Annuity

                                   SCHEDULE B

                 PARTICIPATING LIFE INVESTMENT TRUST PORTFOLIOS


                           Emerging Growth Portfolio
                              Enterprise Portfolio
                           Strategic Stock Portfolio